Gregory & Associates, LLC
                         3650 So. Craig Cir.
                      Salt Lake City, Utah 84109
                  (801) 277-2763 Fax (801) 277-6509


                    CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our audit report dated January 23, 2004 except for Note 14 as to which the date is February 28, 2004 in this Form SB-2 of Wizzard Software Corporation and Subsidiaries for the year ended December 31, 2003, which is part of this Form SB-2 and all references to our firm included in this Form SB-2.

/s/ Gregory & Associates, LLC

Gregory & Associates, LLC
Salt Lake City, Utah
March 8, 2004